UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 12, 2003

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation or organization)	1-7627 (Commission File Number)	74-1895085 (I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 688-9600

ITEM 5.  OTHER EVENTS

        On May 12, 2003, Frontier Oil Corporation (“Frontier”) entered into an Amendment to the Merger Agreement (the “Amendment”), amending the Agreement and Plan of Merger (the “Merger Agreement”) dated March 30, 2003, among Frontier, Front Range Merger Corporation, Front Range Himalaya Corporation, Himalaya Merger Corporation and Holly Corporation. The Merger Agreement was previously filed as Exhibit 99.2 to Frontier’s current report on Form 8-K filed on April 2, 2003. The Amendment makes changes to the form of bylaws required to be adopted by Front Range Himalaya Corporation prior to consummation of the merger transaction and attached as Exhibit B to the Merger Agreement. The Amendment is attached hereto as an exhibit and is incorporated herein in its entirety.

        Also, on May 12, 2003, as contemplated by the Merger Agreement, Frontier entered into a Contingent Value Rights Agreement among the parties to the Merger Agreement and Jack P. Reid, as representative of the contingent value rights holders, which will govern the contingent value rights to be received by the stockholders of Holly Corporation in the merger transaction. The Contingent Value Rights Agreement is attached hereto as an exhibit and is incorporated herein in its entirety.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) - Exhibits.

Exhibit 99.1 -	Amendment to the Merger Agreement dated May 12, 2003, among Frontier Oil Corporation, Front Range Merger Corporation, Front Range Himalaya Corporation, Himalaya Merger Corporation and Holly Corporation.

Exhibit 99.2 -	Contingent Value Rights Agreement dated May 12, 2003, among Frontier Oil Corporation, Front Range Merger Corporation, Front Range Himalaya Corporation, Himalaya Merger Corporation, Holly Corporation and Jack P. Reid, as representative of the contingent value rights holders.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By:	/s/ Julie H. Edwards —————————————————— Julie H. Edwards Executive Vice President - Finance and Administration, Chief Financial Officer

Date:  May 13, 2003